THE KELLER MANUFACTURING COMPANY, INC.
Form 10-Q

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Keith Williams, the CEO of The Keller Manufacturing Company, Inc., certify, pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that (i) the Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the “Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Keller Manufacturing Company, Inc.

/s/ Keith Williams Signature of CEO Keith Williams November 14, 2003